UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

STONEMOR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39172	80-0103152
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

(215) 826-2800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	STON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Results of Operations and Financial Condition

On May 5, 2020, the Board of Directors of StoneMor Inc. (the “Company”) approved the second amendment (the “Amendment”) to the StoneMor Amended and Restated 2019 Long-Term Incentive Plan (the “Plan”), which increased the number of shares of the Company’s common stock reserved for delivery under the Plan by 1,375,000 shares, provided that such additional shares may not be delivered pursuant to awards under the Plan unless and until the increase is approved by the stockholders of the Company, and any awards under the Plan with respect to such additional shares will be expressly conditioned upon receipt of such approval. The Company plans to submit the Plan, as so amended, to its stockholders for their approval at the 2020 annual meeting of stockholders.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on May 5, 2020, the Company’s Board of Directors, at the recommendation of its Compensation, Nominating and Governance Committee (the “CNG Committee”), approved certain voluntary temporary reductions in base salaries implemented by the Company’s senior management as part of measures being taken to reduce expenses given the uncertainty regarding the extent and potential duration of the COVID-19 pandemic and its impact on the Company’s financial condition. The voluntary changes included a reduction of 50% of the base salary for Joseph M. Redling, President and Chief Executive Officer, 25% for Jeffrey DiGiovanni, Senior Vice President and Chief Financial Officer, and Austin K. So, Senior Vice President, Chief Legal Officer and Secretary, and reductions ranging from 10% to 25% for other members of management. These voluntary base salary reductions, which began on April 20, 2020 and will continue for ten weeks, will not modify other rights under any agreements or employee benefits that are determined by reference to base salary and will not give rise to any “good reason” resignation rights or any breach under the affected employees’ applicable arrangements with the Company.

At the CNG Committee’s recommendation, the Board also approved reductions of 50% of the quarterly retainer fee and additional Board committee chair fees payable to non-employee directors for a ten-week period of the third quarter of 2020, consistent with Mr. Redling’s voluntary reduction of his base salary.

Item 7.01	Regulation FD Disclosure

On May 6, 2020, StoneMor Inc. issued a press release announcing that it expects to release 2020 fourth quarter financial results on Thursday, May 14, 2020 after the market closes and to hold a conference call to discuss those results later that day at 4:30 p.m. eastern time. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933 or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

10.1	Second Amendment to the StoneMor Amended and Restated 2019 Long-Term Incentive Plan.

99.1*	Press Release dated May 6, 2020

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2020	STONEMOR INC.

	By:	/s/ Austin K. So
Austin K. So
Senior Vice President, Chief Legal Officer and Secretary